Exhibit (h)(32)
Revision to Schedule A dated May 1, 2016 to Participation Agreement (Columbia)

SCHEDULE A
To Participation Agreement
Between
Columbia Funds Variable Series Trust II Columbia Management Investment Advisers, LLC
Columbia Management Investment Distributors, Inc. and
Transamerica Life Insurance Company Transamerica Financial Life Insurance Company Transamerica Premier Life Insurance Company Transamerica Advisors Life Insurance Company
Dated April 1, 2011

SEPARATE ACCOUNTS, CONTRACTS, PORTFOLIOS
Effective as of May 1, 2016

SEPARATE ACCOUNTS

Transamerica Life Insurance Company: PFL Corporate Account One
Retirement Builder Variable Annuity Account Separate Account VA-5
Transamerica Corporate Account Sixteen Transamerica Separate Account R3

Transamerica   Financial Life Insurance Company:
ML of New York Variable Annuity Separate Account A Separate Account VA-5NLNY
TFLIC Separate Account C TFLIC Separate Account VNY

Transamerica Premier Life Insurance Company: Separate Account VA CC

Transamerica Advisors Life Insurance Company: Merrill Lynch Life Variable Annuity Separate Account A Merrill Lynch Variable Life Separate Account

CONTRACTS

Transamerica Life Insurance Company: Advantage R3
Advantage V Advantage VI Advantage X
Distinct AssetsSM Variable Annuity Huntington Allstar Select
Premier Asset BuilderVariable Annuity Retirement Income BuildersSM IV
Transamerica Opportunity Builder Variable Annuity Transamerica Preferred Advantage VariableAnnuity Transamerica Traditions VariableAnnuity

Transamerica Financial Life Insurance Company:
Advisor's EdgeSM Variable Annuity Advisor's EdgeSM NY Variable Annuity Distinct Assets Variable AnnuitySM Merrill Lynch Retirement PowerSM Merrill Lynch Retirement OptimizerSM

Transamerica Premier Life Insurance Company: Advisor's EdgeSM Variable Annuity
Advisor's Edge Select SM Variable Annuity

Transamerica Advisors Life Insurance Company: Merrill Lynch Legacy Power
Merrill Lynch Retirement OptimizersSM Merrill Lynch Retirement PowersSM

PORTFOLIOS

Transamerica Life Insurance Company - Class 1: Columbia Variable Portfolio – Dividend Opportunity Fund Columbia Variable Portfolio – Income Opportunities Fund Columbia Variable Portfolio – Mid Cap Growth Fund Columbia Variable Portfolio – Mid Cap Value Fund Columbia Variable Portfolio – Large Cap Growth Fund
Columbia Variable Portfolio – Select International Equity Fund Variable Portfolio – Loomis Sayles Growth Fund

Transamerica Financial Life Insurance Company - Class 1: Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Transamerica Premier Life Insurance Company - Class 2:
Columbia Variable Portfolio – Mid Cap Growth Fund
Columbia Variable Portfolio – Seligman Global Technology Fund

Transamerica Advisors Life Insurance Company - Class 1: Columbia Variable Portfolio – Select Smaller-Cap Value Fund